Exhibit 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

STERLING BANCSHARES, INC.

May 5, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at [        ]

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of January 16, 2011, by and between Comerica Incorporated and Sterling Bancshares, Inc., as it may be amended from time to time.	☐	☐	☐
	For	Against	Abstain

2. Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.

If not otherwise specified, this proxy will be voted FOR each Proposal.

	☐	☐	☐

In their discretion, the proxies are authorized to vote upon other business as may properly come before the special meeting or adjournment thereof. Either of the proxies or their respective substitutes, who shall be present and acting, shall have and may exercise all the powers hereby granted.

THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.

To change the address on your account, please check the box at right and indicate your new address in the address space to the right. Please note that changes to the registered name(s) on the account may be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STERLING BANCSHARES, INC.

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Special Shareholder’s Meeting May 5, 2011

The undersigned, hereby revoking all prior proxies, hereby appoints J. Downey Bridgwater and James W. Goolsby, Jr., and each of them, his true and lawful agents and proxies, with full and several power of substitution, to represent and to vote all the shares of Common Stock of STERLING BANCSHARES, INC. standing in the name of the undersigned and with respect to which the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders of STERLING BANCSHARES, INC. to be held on May 5, 2011 at the offices of Locke Lord Bissell & Liddell LLP, JP Morgan Tower, 600 Travis, 25th Floor Conference Center, Houston, Texas at 1:30 p.m. local time, and at any adjournment(s) thereof, on all matters coming before the meeting.

This proxy is solicited on behalf of the Board of Directors of Sterling Bancshares, Inc. If not otherwise specified, this proxy will be voted for approval of Proposals 1 and 2.

(Continued and to be signed on the reverse side.)